Exhibit 32
CERTIFICATION ACCOMPANYING FORM 10-Q REPORT
OF
VALIDUS HOLDINGS, LTD. PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
(Chapter 63, Title 18 U.S.C. SS.SS. 1350(a) and (b))
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. ss.ss. 135(a) and (b)), each of the undersigned hereby certifies, to his knowledge, that the Quarterly Report on Form 10-Q for the period ended June 30, 2007 of Validus Holdings, Ltd. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2007

/s/ Edward J. Noonan

Edward J. Noonan
Chief Executive Officer
Validus Holdings, Ltd.

Dated: August 13, 2007

/s/ Joseph E. (Jeff) Consolino

Joseph E. (Jeff) Consolino
Chief Financial Officer and Executive Vice President
Validus Holdings, Ltd.